Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Parkway Properties, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-178001 and 333-178003) on Form S-3, the registration statements (Nos. 333-100565, 333-115286, 333-166922, 333-134069 and 333-174300) on Form S-8, the registration statements (Nos. 333-88861 and 333-00311) on Form S-8 on Form S-3 and the registration statement (No. 333-156051) on Form S-3D of Parkway Properties, Inc. of our reports dated March 9, 2012, with respect to the consolidated balance sheets of Parkway Properties, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Parkway Properties, Inc.

/s/  KPMG LLP

Jackson, Mississippi
March 9, 2012